Exhibit 99.1

SS&C Technologies Reports Third Quarter 2017 Earnings

Q3 2017 GAAP revenue $418.3 million, up 9.1 percent, Fully Diluted GAAP Earnings Per Share $0.30, up 57.9 percent

Adjusted revenue $419.6 million, up 7.1 percent, Adjusted Diluted Earnings Per Share $0.50, up 19.0 percent

WINDSOR, CT, October 25, 2017 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the third quarter ended September 30, 2017.

GAAP Results

SS&C reported GAAP revenue of $418.3 million for the third quarter of 2017, up 9.1 percent compared to $383.3 million in the third quarter of 2016. GAAP operating income for the third quarter of 2017 was $103.9 million, or 24.8 percent of GAAP revenue compared to $76.9 million, or 20.1 percent of GAAP revenue in 2016’s third quarter, representing a 35.1 percent increase.

GAAP net income for the third quarter of 2017 was $64.2 million, up 65.8 percent compared to $38.7 million in 2016’s third quarter. On a fully diluted GAAP basis, earnings per share in the third quarter of 2017 were $0.30 per share, up 57.9 percent compared to $0.19 per share on a fully diluted GAAP basis in the third quarter of 2016.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue was $419.6 million for the third quarter of 2017, up 7.1 percent compared to $391.9 million in the third quarter of 2016. Adjusted operating income for the third quarter of 2017 was $170.1 million, or 40.5 percent of adjusted revenue compared to $150.5 million, or 38.4 percent of adjusted revenue in 2016’s third quarter, representing a 13.1 percent increase.

Adjusted net income for the third quarter of 2017 was $105.5 million, up 20.6 percent compared to $87.5 million in 2016’s third quarter. Adjusted diluted earnings per share in the third quarter of 2017 were $0.50 per share, up 19.0 percent compared to $0.42 per share in the third quarter of 2016.

Highlights:

•	Adjusted diluted earnings per share were $0.50 for Q3 2017, increasing 19.0 percent from Q3 2016’s $0.42 adjusted diluted earnings per share.
•	For the nine months of 2017, net cash provided by operating activities was $307.1 million, an increase of 29.6 percent.
•	Adjusted consolidated EBITDA increased 14.2 percent to $178.8 million in Q3 2017. Adjusted consolidated EBITDA margin was 42.6 percent for the quarter.
•	SS&C paid off $292.8 million of debt in the nine months of 2017, bringing our net debt to consolidated EBITDA leverage ratio to 3.19x.

“We are pleased with our ability to report adjusted diluted earnings per share up 19.0 percent on a 7.1 percent increase in adjusted revenue” says Bill Stone, Chairman and Chief Executive Officer of SS&C Technologies. “We had many deals push to Q4; nevertheless we ramped up our margins with 42.6 percent adjusted consolidated EBITDA margin across the entire business.  We expect a solid Q4.”

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,580.1 million based on adjusted recurring revenue $395.0 million for the third quarter of 2017. This represents an increase of 9.6 percent from $360.3 million and $1,441.3 million run-rate in the same period in 2016 and an increase of 2.0 percent from $387.4 million for the second quarter of 2017, an annual run rate of $1,549.7 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $307.1 million for the nine months ended September 30, 2017, compared to $237.0 million for the same period in 2016, representing a 29.6 percent increase.  SS&C ended the third quarter with $103.3 million in cash and cash equivalents and $2,266.8 million in gross debt, for a net debt balance of $2,163.5 million.  SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 3.19 times consolidated EBITDA as of September 30, 2017.

Guidance

	Q4 2017	FY 2017
Adjusted Revenue ($M)	$427.0 – $437.0	$1,670.2 – $1,680.2
Adjusted Net Income ($M)	$110.0 – $113.9	$404.7 – $408.6
Cash from Operating Activities ($M)	–	$485.0 – $500.0
Capital Expenditures (% of revenue)	–	2.9% – 3.0%
Diluted Shares (M)	213.2 – 212.8	211.7 – 211.5
Effective Income Tax Rate (%)	28%	28%

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 2017 earnings call will take place at 5:00 p.m. eastern time today, October 25, 2017. The call will discuss Q3 2017 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Third Quarter 2017 Conference Call”; conference ID #95952330. A replay will be available after 8:00 p.m. eastern time on October 25, 2017, until midnight on November 2, 2017. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #95952330. The call will also be available for replay on SS&C’s website after October 25, 2017; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the fourth quarter and full year of 2017 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 11,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Software-enabled services	$282,133	$248,772	$831,103	$699,091
Maintenance and term licenses	112,819	106,925	336,990	305,437
Total recurring revenues	394,952	355,697	1,168,093	1,004,528
Perpetual licenses	3,576	4,389	10,226	14,643
Professional services	19,723	23,218	58,611	61,341
Total non-recurring revenues	23,299	27,607	68,837	75,984
Total revenues	418,251	383,304	1,236,930	1,080,512
Cost of revenues:
Software-enabled services	155,497	143,074	468,391	403,045
Maintenance and term licenses	46,662	45,458	140,927	138,864
Total recurring cost of revenues	202,159	188,532	609,318	541,909
Perpetual licenses	642	608	1,857	1,749
Professional services	17,001	18,887	49,778	51,532
Total non-recurring cost of revenues	17,643	19,495	51,635	53,281
Total cost of revenues	219,802	208,027	660,953	595,190
Gross profit	198,449	175,277	575,977	485,322
Operating expenses:
Selling and marketing	28,181	27,328	88,544	85,724
Research and development	37,376	37,701	114,904	114,975
General and administrative	28,975	33,345	88,910	91,239
Total operating expenses	94,532	98,374	292,358	291,938
Operating income	103,917	76,903	283,619	193,384
Interest expense, net	(26,250)	(31,648)	(81,565)	(97,583)
Other (expense) income, net	(2,535)	2,655	(3,803)	820
Loss on extinguishment of debt	—	—	(2,326)	—
Income before income taxes	75,132	47,910	195,925	96,621
Provision for income taxes	10,905	9,163	32,400	22,648
Net income	$64,227	$38,747	$163,525	$73,973

Basic earnings per share	$0.31	$0.19	$0.80	$0.37
Diluted earnings per share	$0.30	$0.19	$0.77	$0.36

Basic weighted average number of common shares outstanding	205,568	201,782	204,506	199,365
Diluted weighted average number of common and common equivalent shares outstanding	212,359	206,635	211,080	205,334

Cash dividends declared and paid per common share	$0.07	$0.0625	$0.195	$0.1875

Net income	$64,227	$38,747	$163,525	$73,973
Other comprehensive income (loss), net of tax:
Foreign currency exchange translation adjustment	19,951	(12,060)	51,696	(29,532)
Total comprehensive income (loss), net of tax	19,951	(12,060)	51,696	(29,532)
Comprehensive income	$84,178	$26,687	$215,221	$44,441

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$103,279	$117,558
Accounts receivable, net	238,677	241,307
Prepaid expenses and other current assets	32,688	31,119
Prepaid income taxes	13,832	23,012
Restricted cash	592	2,116
Total current assets	389,068	415,112
Property, plant and equipment, net	103,580	80,395
Deferred income taxes	2,166	2,410
Goodwill	3,692,573	3,652,733
Intangible and other assets, net	1,411,234	1,556,321
Total assets	$5,598,621	$5,706,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$39,527	$126,144
Accounts payable	27,776	16,490
Income taxes payable	—	3,473
Accrued employee compensation and benefits	73,521	104,118
Interest payable	7,344	21,470
Other accrued expenses	45,087	53,708
Deferred revenue	212,811	235,222
Total current liabilities	406,066	560,625
Long-term debt, net of current portion	2,177,681	2,374,986
Other long-term liabilities	85,767	59,227
Deferred income taxes	421,468	453,555
Total liabilities	3,090,982	3,448,393
Total stockholders’ equity	2,507,639	2,258,578
Total liabilities and stockholders’ equity	$5,598,621	$5,706,971

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flow from operating activities:
Net income	$163,525	$73,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176,879	170,910
Stock-based compensation expense	31,572	40,402
Income tax benefit related to exercise of stock options	—	(44,975)
Amortization and write-offs of loan origination costs	7,915	7,994
Loss on extinguishment of debt	963	—
Loss on sale or disposition of property and equipment	730	159
Deferred income taxes	(24,661)	(39,712)
Provision for doubtful accounts	2,829	2,684
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	1,820	(14,603)
Prepaid expenses and other assets	1,416	(2,595)
Accounts payable	8,597	2,610
Accrued expenses	(45,644)	(18,429)
Income taxes prepaid and payable	6,781	44,840
Deferred revenue	(25,632)	13,758
Net cash provided by operating activities	307,090	237,016
Cash flow from investing activities:
Additions to property and equipment	(29,779)	(18,870)
Proceeds from sale of property and equipment	1	69
Cash paid for business acquisitions, net of cash acquired	1,805	(309,432)
Additions to capitalized software	(8,168)	(6,137)
Purchase of long-term investment	—	(1,000)
Net cash used in investing activities	(36,141)	(335,370)
Cash flow from financing activities:
Cash received from debt borrowings	45,000	—
Repayments of debt	(337,800)	(268,550)
Proceeds from exercise of stock options	46,278	34,767
Withholding taxes related to equity award net share settlement	(4,090)	(7,051)
Income tax benefit related to exercise of stock options	—	44,975
Purchase of common stock for treasury	—	(13)
Payment of fees related to refinancing activities	—	(503)
Dividends paid on common stock	(39,917)	(37,452)
Net cash used in financing activities	(290,529)	(233,827)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,777	(880)
Net decrease in cash, cash equivalents and restricted cash	(15,803)	(333,061)
Cash, cash equivalents and restricted cash, beginning of period	119,674	436,977
Cash, cash equivalents and restricted cash, end of period	$103,871	$103,916

Supplemental disclosure of non-cash activities:
Property and equipment acquired through tenant improvement allowances	$10,846	$—

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues are not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Revenues	$418,251	$383,304	$1,236,930	$1,080,512
Purchase accounting adjustments to deferred revenue	1,314	8,562	6,241	38,880
Adjusted revenues	$419,565	$391,866	$1,243,171	$1,119,392

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Software-enabled services	$282,133	$248,772	$831,103	$699,091
Maintenance and term licenses	112,819	106,925	336,990	305,437
Total recurring revenues	394,952	355,697	1,168,093	1,004,528
Perpetual licenses	3,576	4,389	10,226	14,643
Professional services	19,723	23,218	58,611	61,341
Total non-recurring revenues	23,299	27,607	68,837	75,984
Total revenues	$418,251	$383,304	$1,236,930	$1,080,512

Software-enabled services	$282,133	$248,809	$831,103	$699,358
Maintenance and term licenses	112,903	111,527	338,582	332,801
Total adjusted recurring revenues	395,036	360,336	1,169,685	1,032,159
Perpetual licenses	3,576	4,389	10,226	14,643
Professional services	20,953	27,141	63,260	72,590
Total adjusted non-recurring revenues	24,529	31,530	73,486	87,233
Total adjusted revenues	$419,565	$391,866	$1,243,171	$1,119,392

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Operating income	$103,917	$76,903	$283,619	$193,384
Amortization of intangible assets	52,874	51,539	158,024	153,214
Stock-based compensation	10,294	12,489	31,572	40,402
Capital-based taxes	250	1,000	1,000	1,472
Purchase accounting adjustments (1)	777	5,573	3,782	29,831
Other (2)	2,005	2,966	4,901	7,885
Adjusted operating income	$170,117	$150,470	$482,898	$426,188

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.
(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2017	2016	2017	2016	2017
Net income	$64,227	$38,747	$163,525	$73,973	$220,548
Interest expense, net	26,250	31,648	81,565	97,583	112,436
Provision for income tax	10,905	9,163	32,400	22,648	42,372
Depreciation and amortization	59,666	57,470	176,879	170,910	234,652
EBITDA	161,048	137,028	454,369	365,114	610,008
Stock-based compensation	10,294	12,489	31,572	40,402	41,734
Capital-based taxes	250	1,000	1,000	1,472	1,010
Acquired EBITDA and cost savings (1)	365	—	3,581	5,814	6,859
Non-cash portion of straight-line rent expense	1,933	269	2,479	1,822	2,855
Loss on extinguishment of debt	—	—	2,326	—	2,326
Purchase accounting adjustments (2)	777	5,573	3,782	29,831	5,570
Other (3)	4,540	311	8,704	7,065	7,530
Consolidated EBITDA	$179,207	$156,670	$507,813	$451,520	$677,892
Less: acquired EBITDA	(365)	—	(3,581)	(5,814)	(6,859)
Adjusted Consolidated EBITDA	$178,842	$156,670	$504,232	$445,706	$671,033

(1)

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2017	2016	2017	2016
GAAP – Net income	$64,227	$38,747	$163,525	$73,973
Plus: Amortization of intangible assets	52,874	51,539	158,024	153,214
Plus: Amortization of deferred financing costs and original issue discount	2,634	2,682	7,915	7,994
Plus: Stock-based compensation	10,294	12,489	31,572	40,402
Plus: Capital-based taxes	250	1,000	1,000	1,472
Plus: Loss on extinguishment of debt	—	—	2,326	—
Plus: Purchase accounting adjustments (1)	777	5,573	3,782	29,831
Plus: Other (2)	4,540	311	8,704	7,065
Income tax effect (3)	(30,115)	(24,858)	(82,189)	(71,600)
Adjusted net income	$105,481	$87,483	$294,659	$242,351
Adjusted diluted earnings per share	$0.50	$0.42	$1.40	$1.18
GAAP diluted earnings per share	$0.30	$0.19	$0.77	$0.36
Diluted weighted-average shares outstanding	212,359	206,635	211,080	205,334

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.